Exhibit 99.1

 GENERAL POWER OF ATTORNEY

ISIDORO ERNESTO QUIROGA MORENO, Chilean, married, businessman, national identity card number 6.397.675-K, domiciled on the First and Second Floor 28-29 Hans Place, London, SW1X OJY, hereinafter the “Principal,” hereby grants a full power of attorney, as broad as corresponds by law, to:

a/ Luis Felipe Correa González, identity card 11.947.424-8, and

b/ Martín Abraham Guiloff Salvador, national identity card number 12.661.579-5, hereinafter the “Attorneys,” so that they may jointly represent him, for which their signatures are necessary and sufficient, to any individual or legal entity, whether public or private, any person, entity, authority or corporation, whether civil, judicial, administrative, public or private, natural or legal, in all matters and businesses of any nature whatsoever that he currently has pending or that occur or happen in the future.

The Attorneys are empowered, in performing their assignment, to undertake all measures necessary and, generally, to enter into, execute, perform or carry out any type of business, transaction, act or contract, whether civil, commercial, administrative, judicial or of another type, and to exercise, abandon and waive rights and actions of any kind, including when the respective action implies contracting themselves. For this purpose, without the following implying any limitation of the general broad powers granted, the Attorneys may, acting in the stated manner:

One/ Enter into promises; Two/ Buy, sell, exchange and generally acquire and convey in any way in any type of corporeal or incorporeal real estate or chattel; Three/ Give and receive any type of corporeal and incorporeal real estate and chattel in lease, administration, concession and other forms of temporary assignment or holding; Four/ Give and receive goods in bailment; Five/ Give and receive money and other goods in loan; Six/ Give and receive money and other goods in deposit, whether necessary or voluntary, and in sequestration; Seven/ Give and receive assets in mortgage, including with a clause of general guarantee; postpone, service and release mortgages. Give and receive chattels, securities, rights, shares and other corporeal and incorporeal things in pledge, whether a civil, commercial, or bank pledge, warehouse warrants, pledge on a moveable thing sold on time, pledge without bailment or other special pledges; release and cancel such pledges; Eight/ Enter into settlement agreements; Nine/ Enter into exchange agreements; Ten/ Enter into agreements for transport, charter, and brokerage; Eleven/ Enter into insurance contracts and agree to premiums, risks, periods and other conditions, collect, endorse and cancel policies, approve or object to loss adjustments, etc.; Twelve/ Enter into trade current account agreements, check on the activity thereof and approve and reject balances; Thirteen/ Enter into collective bargaining agreements and individual employment contracts; hire and separate workers and employees and retain or terminate professional or technical services; Fourteen/ Enter into any other contract or agreement, whether or not nominate. The Attorneys are empowered, in the contracts they make on behalf of the Principal and in those already executed by her, to agree to and amend any type of covenant and stipulation, whether or not contained especially in the laws and whether essential, natural and merely incidental and to amend, modify or supplement them; to set prices, rent, fees, conditions, duties, attributions, dates and forms of payment and delivery; to identify assets, set expanses and boundaries; to collect, accept, receive, deliver, agree to solidarity and indivisibility, both as creditor and borrower, agree to default clauses and/or fines in favor of or against the Principal, accept any type of guarantee, whether collateral or security, and any type of guarantee, in favor of the Principal; agree to prohibitions to encumber and/or convey; and exercise and waive actions such as voidance, rescission, termination, dispossession, etc., and accept a waiver of rights or actions, rescind, terminate, revoke, void, put an end to or request the termination of contracts, demand, approve and object to expense statements, and generally exercise all rights and all actions available to the Principal. Fifteen/ Contract loans in any form with any type of credit and/or development agency or institution, whether public or private, civil and commercial companies, finance companies and, generall,y any natural person or legal entity, whether national or foreign; Sixteen/ Represent the Principal to national and foreign state or privately owned banks with the broadest powers that may be needed; give instructions thereto and entrust them with asset management; open bank current accounts for deposit and/or credit; deposit, authorize charges, draw and overdraw thereon; check on the activity thereof; and close one or the other, all in local or foreign currency; approve and object to balances; withdraw checkbooks and loose checks; give stop-payment orders; request the protest of checks; contract loans as credits in a current account, simple credits, documentary credits, advances against acceptance, overdrafts, credits in special accounts, credit facilities or otherwise; rent, open, close and terminate the rental of safe-deposit boxes; place and withdraw money or securities in local or foreign currency in deposit, custody or guarantee and cancel the respective certificates; contract letters of credit in local or foreign currency; perform exchange transactions; contract bank guarantees, and generally perform any type of bank transaction in local or foreign currency; Seventeen/ Open savings accounts, whether or not adjustable, on time, on demand or conditionally, with Banco del Estado de Chile (Chile State Bank) or other bank institutions, social security institutions or any other public or private institution, whether to the Principal’s exclusive benefit or that of his workers; deposit and draw thereon, check on the activity thereof, accept and object to balances and close such accounts; Eighteen/ Represent the Principal to any authority and public power in Chile and abroad, whether central, regional or municipal, whether political or administrative authorities, and to any public or private person, revenue, semi-revenue and self-governing institutions, agencies, public services such as the Central Bank of Chile, Foreign Investment Committee, Internal Revenue Service, Treasury General of the Republic, Ministry of Public Works, Ministry of Public Property, Ministry of the Economy, Development and Tourism, Office of General Accountability of the Republic, Electricity and Fuels Commission, General Water Bureau, Sanitary Services Commission, Ministry of the Environment, Regional Offices of the Ministry of the Environment, Environmental Commission, Environmental Assessment Service, Environmental Courts, Biodiversity and Protected Areas Service, National Energy Commission, National Forest Association, Agricultural and Livestock Service, Roadworks Office, Hydraulic Works Office and other government services and Ministries, Prefectures, Administrations and Municipalities, and sign statements, including mandatory ones, forms, presentations, reports, petitions and/or requests of any kind, sign and process them, accept changes, make publications, file actions, opposition and remedies, whether judicial or administrative, file claims and/or appeals; withdraw one or the other, whether they are related directly or indirectly to the aforesaid agencies, institutions and persons, and process any other document required by these entities or authorities. In respect of representation to the Internal Revenue Service, the Attorneys will be empowered to take all actions and make all statements necessary and to be notified in the Principal’s name. Representation in respect of the Internal Revenue Service will be deemed revoked only at the time that the Internal Revenue Service acknowledges the revocation or resignation. Nineteen/ Represent the Principal in the actions to be completed with the Central Bank of Chile, Custom Services, commercial banks or other authorities in relation to the import and export of merchandise, whether temporary or definitive, with the power to sign all documents and make all statements necessary for such purpose. In exercising this authority, they may, without the following being list being a restriction but rather an example, present and sign import and export records and licenses, annexed applications, explanatory letters and any type of documentation required by the Central Bank of Chile; contract bank guarantees or endorse guarantee policies whenever such security is relevant and request the return of those documents; deliver, withdraw and endorse bills of lading; request a change in the conditions under which a certain transaction has been authorized; sign the affidavit of values on behalf of the Principal that forms a part of the text of import records and licenses; execute the purchase and sale of foreign currency, including conditionally and on a forward basis, make affidavits; and generally perform all acts and undertake all actions conducive to an appropriate completion of the task requested thereof. Twenty/ Draw, issue, sign, accept, reaccept, renew, extend, revalidate, co-sign, endorse in ownership, collection or guarantee, deposit, protest, discount, cancel, transfer, extend and dispose in any way of checks, bills of exchange, promissory notes and other commercial and bank documents, whether registered, to the order or to the bearer, in local or foreign currency, and exercise all actions available to the Principal in relation to such documents; Twenty-one/ Assign and accept the assignment of credits, whether registered, to the order or to the bearer, and generally perform any type of transaction with commercial documents, securities, government or commercial paper; Twenty-two/ Invest the Principal’s money by entering into all suitable contracts on his behalf with any class of natural person or legal entity, whether public or private. The scope of this power includes time deposits in privately owned or state-owned commercial banks and investment in mortgage bonds, in adjustable development bonds, in promissory notes of the Central Bank of Chile, in promissory notes of the Treasury General of the Republic, in finance companies or in financial intermediation institutions, in other capital market instruments and, generally, in any other system of investment, mutual funds, savings, whether or not adjustable, in the short, medium and long term, on demand or conditionally, currently existing in the country or that may be established in the future. The Attorneys may, in relation to these investments and those currently held by the Principal, open accounts, deposit therein, withdraw all or part of the Principal’s money at any time, check on the activity thereof and close such accounts; accept assignments of mortgage loans; compound all or part of interest and adjustments at any time; accept or object to balances; settle all or part of such investments at any time, etc.; Twenty-three/ Contract loans in any form with credit and/or development institutions and, generally, with any individual or legal entity, whether public or private; Twenty-four/ Enter into contracts to incorporate or join companies of any purpose, whether civil or commercial, general partnerships, corporations, limited companies, limited liability companies or of another kind, establish or form part of jointly owned property, joint ventures, joint accounts, de facto companies, cooperatives; represent the Principal with the right to speak and vote in companies in which it he has an interest, regardless of their class or purpose, in jointly owned properties, joint ventures, joint accounts, de facto companies, cooperatives, etc., in which the Principal has or may come to have an interest, with the authority to modify, or amplify them, form other new ones or alter them in any way, request their dissolution or termination, including early; state the intent not to continue therewith; request their liquidation or split, and implement one or the other; and generally exercise and waive actions and fulfill the obligations corresponding to the Principal as partner, joint owner, liquidator, etc., of such companies, jointly owned property, joint ventures, joint accounts, de facto companies, cooperatives, etc.; Twenty-five/ Pay and generally extinguish the Principal’s obligations by any means, be it by novation, settlement, pardon, set-off, merger, etc., cancel, collect, receive, allocate, receive in payment and pay any type of credit, debt and obligation, accept payments in kind, waive and recognize rights and obligations; acknowledge and offset debt judicially and extrajudicially in any way whatsoever with any individual or legal entity, whether public or private, including the government, government services and institutions, social security and health insurance institutions, revenue, semi-revenue and self-governing institutions, etc., whether in money or in another type of corporeal or incorporeal real estate and chattel, securities, commercial paper, etc.; issue settlements and cancellations; make and accept assignments; amend, nullify, terminate, validate, annul and rescind any type of act and contract and stipulate therein quantities, terms, interest rates, forms of payment and other conditions; Twenty-six/ Sign receipts, releases and cancellations, and generally subscribe, execute, sign, extend and countersign any type of public and private document, and make therein all statements deemed necessary or convenient; Twenty-seven/ Encumber the Principal’s assets and rights of use, usufruct and inhabitation and establish dominant and servient easements; Twenty-eight/ Appear before any type of public, administrative, tax, customs, municipal, foreign trade, judicial or other authority and before any public or private person, revenue, semi-revenue, self-governing institutions, agencies, services, etc., regarding any type of filing and statement, including mandatory ones; amend and withdraw the same; Twenty-nine/ Process shipment, landing and transshipment documents; extend, endorse and sign bills of lading, manifests, receipts, free passes, waybills, promissory notes or customs delivery orders or merchandise or product exchange orders, and generally perform any type of customs transaction, and for such purpose grant special powers of attorney, submit, sign and withdraw applications, statements and all public and private instruments required by customs houses; Thirty/ Deliver and receive any type of correspondence, whether or not certified, parcel post, money orders, reimbursements, cargo, packages, merchandise, etc., addressed or consigned to or sent by the Principal at post offices, telegraphic offices, ground, ocean or air freight companies; Thirty-one/ Request administrative concessions of any nature or purpose for the Principal regarding any type of corporeal and incorporeal real estate and chattel; Thirty-two/ Register, for their own account or another’s, industrial and intellectual property, tradenames, trademarks and industrial models; patent inventions, lodge oppositions or request annulments, and generally perform any proceeding and action pertinent in relation to this subject; Thirty-three/ Grant judicial and extrajudicial powers of attorney; Thirty-four/ Judicially, the Attorneys may represent the Principal with the broadest of powers, either as plaintiff or defendant, and in voluntary proceedings such as authorizations and the like, for which purpose they shall especially and purposely enjoy each and every one of the attributions contained in the first and second subparagraphs of article seven of the Code of Civil Procedure, which the Principal declares to know and which are deemed reproduced one by one.

Additionally, without signifying any limitation of the powers granted in the preceding clause, the Principal hereby grants a gratuitous special power of attorney, but as broad as required by law, to LUIS FELIPE CORREA GONZÁLEZ, national identity card number 11.947.424-8, so that he may exercise alone the following powers in the name and on behalf of the Principal:

One/ Represent the Principal in all lawsuits and judicial proceedings in which the Principal has or may come to have an interest before any ordinary, special, arbitral, administrative or other court of any nature, whether the Principal intervenes as plaintiff, defendant or third party of any kind, and exercise all actions, whether ordinary, attachment, special, non-contentious or of any other nature. In exercising this judicial power of attorney, the Attorney is expressly empowered to represent the Principal with all ordinary and extraordinary powers in the judicial mandate and may discontinue an action filed in the first instance, answer claims, accept counterclaims, waive legal remedies and terms, settle, reply to interrogatories, submit to arbitration, grant arbitrators powers of conciliators, grant venue, intervene in conciliation or settlement proceedings, execute one or the other, approve compositions, collect and receive. In performing this power of attorney, the Attorney may appoint attorneys of record and representatives with all powers conferred thereupon herein. The Attorney may delegate the powers of attorney granted and reassume them as often as he deems convenient; Two/ Represent the Principal to the Central Bank of Chile, Foreign Investment Committee, Internal Revenue Service, Treasury General of the Republic, Ministry of the Economy, Development and Tourism, Office of General Accountability of the Republic and before any other authority and public power of Chile and abroad, whether central, regional or municipal, central, regional or municipal, whether political or administrative authorities, and to any public or private person, revenue, semi-revenue and self-governing institutions, agencies, public services, and sign statements, including mandatory ones, forms, presentations, reports and petitions, sign and process them, accept changes, make publications, file actions, opposition and remedies, whether judicial or administrative, file claims and/or appeals; withdraw one or the other, whether they are related directly or indirectly to the aforesaid agencies, institutions and persons, and process any other document required by these entities or authorities. In respect of representation to the Internal Revenue Service, the Attorney will be empowered to take all actions and make all statements necessary and to be notified in the Principal’s name. Representation in respect of the Internal Revenue Service will be deemed revoked only at the time that the Internal Revenue Service acknowledges the revocation or resignation. The Attorney may delegate the powers granted and reassume them as often as he deems convenient. Three/ Delegate one or more of his powers to other persons and revoke such delegations as often as he deems necessary.

The Attorneys may delegate all or part of this power of attorney and reassume it as often as they deem necessary.

The rights, powers and authority to exercise such powers described above will begin and take effect on the day indicated below.

This instrument is executed in two languages, Spanish and English, but the Spanish version will prevail in the event of any doubt or inconsistency between both versions. This instrument, its content and said power of attorney are governed by the existing laws of Chile.

IN WITNESS WHEREOF, the Principal grants this General Power of Attorney on October 20, 2021, in the city of London

/s/ Isidoro Ernesto Quiroga Moreno
Name: Isidoro Ernesto Quiroga Moreno

Mandato general

ISIDORO ERNESTO QUIROGA MORENO, de nacionalidad chilena, casado, empresario, cédula nacional de identidad número 6.397.675-K, domiciliado en Primer y segundo piso 28-29, Hans Place, Londres, código postal SW1X OJY, en adelante “Mandante” viene en otorgar mandato general y gratuito, tan amplio como en derecho correspondiente a:

a/ a don Luis Felipe Correa Gonzalez, cédula de identidad Nº 11.947.424-8 y

b/ a don Martín Abraham Guiloff Salvador, cédula nacional de identidad Nº 12.661.579-5; en adelante los “Mandatarios”, para que actuando de forma conjunta, siendo necesaria y suficiente sus firmas, lo representen ante cualquier persona, natural o jurídica, pública o privada, en todos los asuntos y negocios de cualquier naturaleza que sean y que actualmente tenga pendientes o que ocurran o sobrevengan en el futuro, ante cualquier persona, entidad, autoridad o corporación ya sea civil, judicial, administrativa, pública o privada, natural o jurídica.

Se faculta a los Mandatarios para que en el desempeño de su cometido practiquen cuantas diligencias sean necesarias y en general para que celebren, ejecuten, realicen o lleven adelante toda clase de negocios, operaciones, actos y contratos civiles, comerciales, administrativos judiciales o de otro orden, y ejerciten, abandonen o renuncien derechos y acciones de cualquier índole, incluso cuando la actuación respectiva implique una autocontratación. Para tal efecto, y sin que lo que sigue importe limitación alguna de las facultades amplias y generales conferidas, los Mandatarios, actuando de la forma señalada, podrán:

Uno/ Celebrar contratos de promesa; Dos/ Comprar, vender, permutar y, en general, adquirir y enajenar, a cualquier título, toda clase de bienes, raíces o muebles, corporales o incorporales; Tres/ Dar y tomar en arrendamiento, administración, concesión y otras formas de cesión o tenencia temporal, toda clase de bienes corporales o incorporales, raíces o muebles; Cuatro/ Dar y tomar bienes en comodato; Cinco/ Dar y tomar dinero y otros bienes en mutuo; Seis/ Dar y recibir dinero y otros bienes en depósito, sea necesario o voluntario, y en secuestro; Siete/ Dar y recibir bienes en hipoteca, incluso con cláusula de garantía general; posponer hipotecas; servirlas y alzarlas. Dar y recibir en prenda bienes muebles, valores mobiliarios, derechos, acciones y demás cosas corporales o incorporales, sea en prenda civil, mercantil, bancaria, warrants, de cosa mueble vendida a plazo, sin desplazamiento u otras especiales; alzarlas y cancelarlas; Ocho/ Celebrar contratos de transacción; Nueve/ Celebrar contratos de cambio; Diez/ Celebrar contratos de transporte, de fletamento, de correduría; Once/ Celebrar contratos de seguro, pudiendo acordar primas, riesgos, plazos y demás condiciones, cobrar pólizas, endosarlas, cancelarlas, aprobar o impugnar liquidaciones de siniestros, etcétera; Doce/ Celebrar contratos de cuenta corriente mercantil, imponerse de su movimiento y aprobar y rechazar saldos; Trece/ Celebrar contratos de trabajo, colectivos o individuales; contratar y despedir obreros o empleados y contratar servicios profesionales o técnicos y poner término a los mismos; Catorce/ Celebrar cualquier otro contrato o convención, nominado o no. En los contratos que celebren en representación del Mandante y en los ya otorgados por este, los Mandatarios quedan facultados para convenir y modificar toda clase de pactos y estipulaciones, estén o no contemplados especialmente en las leyes, y sean de su esencia, de su naturaleza o meramente accidentales, así como su enmienda, modificación o complementación; para fijar precios, rentas, honorarios, condiciones, deberes, atribuciones, épocas y formas de pago y de entrega; para individualizar bienes, fijar cabidas y deslindes; para cobrar, percibir, recibir, entregar, pactar solidaridad o indivisibilidad, tanto activa como pasiva, convenir cláusulas penales y/o multas a favor o en contra del Mandante, aceptar toda clase de cauciones, sean reales o personales, y toda clase de garantías a favor del Mandante; para pactar prohibiciones de enajenar y/o gravar; y para ejercitar y renunciar acciones, como las de nulidad, rescisión, resolución, evicción, etcétera, y aceptar la renuncia de derechos y acciones, rescindir, resolver, resciliar, dejar sin efecto, poner término o solicitar la terminación de los contratos, exigir rendiciones de cuentas, aprobarlas u objetarlas y, en general, ejercitar todos los derechos y todas las acciones que competan al Mandante. Quince/ Contratar préstamos, en cualquier forma, con toda clase de organismos o instituciones de crédito y/o fomento, de derecho público o privado, sociedades civiles o comerciales, sociedades financieras y, en general cualquier persona, natural o jurídica, nacional o extranjera; Dieciséis/ Representar al Mandante ante los bancos, nacionales o extranjeros, estatales o particulares, con las más amplias facultades que puedan necesitarse; darles instrucciones y cometerles comisiones de confianza; abrir cuentas corrientes bancarias, de depósito y/o de crédito; depositar, autorizar cargos, girar y sobregirar en ellas; imponerse de sus movimientos; y cerrar unas y otras; todo ello tanto en moneda nacional como extranjera; aprobar u objetar saldos; retirar talonarios de cheques o cheques sueltos; dar órdenes de no pago; solicitar protestos de cheques; contratar préstamos, sea como créditos en cuenta corriente, créditos simples, créditos documentarios, avances contra aceptación, sobregiros, créditos en cuentas especiales, contratando líneas de crédito, sea en cualquier otra forma; arrendar cajas de seguridad, abrirlas, cerrarlas y poner término a su arrendamiento; colocar y retirar dinero o valores, sea en moneda nacional o extranjera, en depósito, custodia o garantía y cancelar los certificados respectivos; contratar acreditivos, en moneda nacional o extranjera; efectuar operaciones de cambio; tomar boletas de garantía y, en general, efectuar toda clase de operaciones bancarias, en moneda nacional o extranjera; Diecisiete/ Abrir cuentas de ahorro, reajustables o no, a plazo, a la vista o condicionales, en el Banco del Estado de Chile, o en otras instituciones bancarias, en instituciones de previsión social o en cualquier otra institución de derecho público o de derecho privado, sea en su beneficio exclusivo o en el de sus trabajadores; depositar y girar en ellas, imponerse de su movimiento, aceptar e impugnar saldos y cerrarlas; Dieciocho/ Representar al Mandante ante cualquier autoridad y poder público de Chile y del extranjero, centrales, regionales o comunales, sean autoridades políticas, administrativas y ante cualquier persona de derecho público o privado, Instituciones Fiscales, Semifiscales, de administración autónoma, organismos, servicios públicos, tales como Banco Central de Chile, Comité de Inversiones Extranjeras, Servicio de Impuestos Internos, Tesorería General de la República, Ministerio de Obras Públicas, Ministerio de Bienes Nacionales, Ministerio de Economía, Fomento y Turismo, Contraloría General de la República, Superintendencia de Electricidad y Combustibles, Dirección General de Aguas, Superintendencia de Servicios Sanitarios, Ministerio del Medio Ambiente, Secretarías Regionales Ministeriales de Medio Ambiente, Superintendencia del Medio Ambiente, Servicio de Evaluación Ambiental, Tribunales Ambientales, Servicio de Biodiversidad y Áreas Protegidas, Comisión Nacional de Energía, Corporación Nacional Forestal, Servicio Agrícola y Ganadero, Dirección de Vialidad, Dirección de Obras Hidráulicas y otros Servicios del Estado y Ministerios, Intendencias, Gobernaciones y Municipalidades, pudiendo firmar las declaraciones, incluso obligatorias, formularios, presentaciones, informes, peticiones y/o solicitudes de cualquier especie, suscribirlas, tramitarlas, aceptar modificaciones, realizar publicaciones, deducir acciones, oposiciones y recursos, sean estos judiciales o administrativos, plantear reclamaciones y/o reconsideraciones; desistirse de éstas y aquéllas, ya sea que estén relacionadas directa o indirectamente con los organismos, instituciones o personas ya mencionadas y gestionar cualquier otro documento que sea requerido por estas entidades o autoridades. Respecto de la representación ante el Servicio de Impuestos Internos, los Mandatarios estarán facultados para realizar todas las gestiones y declaraciones que sean necesarias y para ser notificada a nombre del Mandante. La representación respecto de este último organismo se entenderá revocada únicamente al momento que el Servicio de Impuestos Internos tome conocimiento de la revocación o renuncia; Diecinueve/ Representar al Mandante en las actuaciones que deban cumplirse ante el Banco Central de Chile, el Servicio de Aduanas, bancos comerciales u otras autoridades, en relación con la importación o exportación de mercaderías, sean temporales o definitivas, con facultades para suscribir todos los documentos y formular todas las declaraciones que sean necesarias para ello. En el ejercicio, de este cometido, y sin que la enunciación que sigue sea taxativa sino enunciativa, podrán presentar y firmar registros e informes de importación y exportación, solicitudes anexas, cartas explicativas y toda clase de documentación que fuere exigida por el Banco Central de Chile; tomar boletas bancarias o endosar pólizas de garantía, en los casos en que tales cauciones fueren procedentes, y pedir la devolución de dichos documentos; entregar, retirar y endosar conocimientos de embarque; solicitar la modificación de las condiciones bajo las cuales ha sido autorizada una determinada operación; firmar en representación del Mandante la declaración jurada de valores que forma parte del texto de los registros o, informes de importación; celebrar compras y ventas de divisas, incluso condicionales y a futuro, hacer declaraciones juradas; y, en general, ejecutar todos los actos y realizar todas las actuaciones que fueren conducentes al adecuado cumplimiento del encargo que se les confiere; Veinte/ Girar, emitir, suscribir, aceptar, reaceptar, renovar, prorrogar, revalidar, avalar, endosar en dominio, cobro o garantía, depositar, protestar, descontar, cancelar, cobrar, transferir, extender y disponer en cualquier forma de cheques, letras de cambio, pagarés y demás documentos mercantiles o bancarios, sean nominativos, a la orden o al portador, en moneda nacional o extranjera, y ejercitar todas las acciones que al Mandante correspondan en relación con tales documentos; Veintiuno/ Ceder y aceptar cesiones de créditos, sean nominativos, a la orden o al portador y, en general, efectuar toda clase de operaciones con documentos mercantiles, valores mobiliarios, efectos públicos o de comercio; Veintidos/ Invertir los dineros del Mandante, celebrando al efecto, en su representación, todos los contratos que sean aptos para ello, con toda clase de personas, naturales o jurídicas, de derecho público o de derecho privado. Quedan comprendidos en el ámbito de esta facultad los depósitos a plazo en bancos comerciales, particulares o estatales, y la inversión en bonos hipotecarios, en bonos de fomento reajustables, en pagarés del Banco Central de Chile, en pagarés de Tesorería General de la República, en sociedades financieras o en instituciones de intermediación financiera, en los demás instrumentos del mercado de capitales y, en general, en cualquier otro sistema de inversión, de fondos mutuos, de ahorro, reajustables o no, a plazo corto, mediano o largo, a la vista o condicional que actualmente exista en el país o que pueda establecerse en el futuro. El Mandatario podrá, en relación con estas inversiones y con las que actualmente mantenga vigentes el Mandante, abrir cuentas, depositar en ellas, retirar, en todo o en parte, y en cualquier momento, los dineros del Mandante, imponerse de sus movimientos y cerrarlas; aceptar cesiones de créditos hipotecarios; capitalizar, en todo o en parte y en cualquier tiempo, intereses y reajustes; aceptar o impugnar saldos; liquidar en cualquier momento, en todo o en parte, tales inversiones, etcétera; Veintitrés/ Contratar préstamos en cualquier forma con instituciones de crédito y/o fomento y, en general con cualquier persona natural o jurídica, de derecho público o de derecho privado; Veinticuatro/ Celebrar contratos para constituir o ingresar en sociedades de cualquier objeto, sean civiles o comerciales, colectivas, anónimas, en comandita, de responsabilidad limitada o de otra especie, constituir o formar parte de comunidades, asociaciones, cuentas en participación, sociedades de hecho, cooperativas, representar al Mandante con voz y voto en sociedades en que participe, cualquiera que sea su clase u objeto, comunidades, asociaciones, cuentas en participación, sociedades de hecho, cooperativas, etcétera, en las que el Mandante tenga interés o pueda llegar a tenerlo, con facultades para modificarlas, ampliarlas, formar otras nuevas o, en cualquier forma, alterarlas, pedir su disolución o terminación, incluso anticipada; expresar su intención de no continuarlas; pedir su liquidación o partición y llevar a cabo una y otra; y, en general, ejercitar y renunciar las acciones y dar cumplimiento a las obligaciones que al Mandante correspondan como socio, comunero, liquidador, etcétera, de tales sociedades, comunidades, asociaciones, cuentas en participación, sociedades de hecho, cooperativas, etcétera; Veinticinco/ Pagar y, en general, extinguir por cualquier medio, las obligaciones del Mandante, ya sea a través de la novación, transacción, remisión, compensación, confusión, etc., cancelar, cobrar, percibir, imputar, recibir en pago y pagar toda clase de créditos, deudas y obligaciones, aceptar pagos en especie, renunciar y reconocer derechos y obligaciones; reconocer y compensar deudas judicial y extrajudicialmente, a cualquier título que sea, por cualquiera persona natural o jurídica, de derecho público o privado, incluso el Fisco, servicios o instituciones estatales, instituciones de previsión social, instituciones fiscales, semifiscales o de administración autónoma, etcétera, ya sea en dinero o en otra clase de bienes, corporales o incorporales, raíces o muebles, valores mobiliarios, efectos de comercio, etcétera; otorgar liquidaciones y cancelaciones; efectuar y aceptar cesiones; modificar, resolver, terminar, invalidar, anular y rescindir toda clase de actos y contratos y estipular en ellos cantidades, términos, tasas de interés, formas de pago y otras condiciones; Veintiséis/ Firmar recibos, finiquitos y cancelaciones y, en general, suscribir, otorgar, firmar, extender y refrendar toda clase de documentos públicos o privados, pudiendo formular en ellos todas las declaraciones que estimen necesarias o convenientes; Veintisiete/ Gravar con derecho de uso, usufructo y habitación los bienes del Mandante y constituir servidumbres activas y pasivas; Veintiocho/ Concurrir ante toda clase de autoridades, sean de orden político, administrativo, tributario, aduanero, municipal, que se relacionen con el comercio exterior, judiciales o de cualquiera otra clase y ante cualquier persona, de derecho público o de derecho privado, instituciones fiscales, semifiscales, de administración autónoma, organismos, servicios, etcétera, con toda clase de presentaciones y declaraciones, incluso obligatorias; modificarlas o desistirse de ellas; Veintinueve/ Tramitar documentos de embarque, desembarque y transbordo; extender, endosar o firmar conocimientos, manifiestos, recibos, pases libres, guías de libre tránsito, pagarés u órdenes de entrega de aduanas o de intercambio de mercaderías o productos y ejecutar, en general, toda clase de operaciones aduaneras, pudiendo al efecto otorgar mandatos especiales, presentar o suscribir solicitudes, declaraciones y cuantos instrumentos públicos o privados se precisen ante las aduanas y desistirse de ellas; Treinta / Entregar o recibir de las oficinas de correos, telégrafos, compañías de transporte, terrestre, marítimo o aéreo, toda clase de correspondencia, certificada o no, piezas postales, giros, reembolsos, cargas, encomiendas, mercaderías, etcétera, dirigidas o consignadas al Mandante o expedidas por él; Treinta y Uno/ Solicitar para el Mandante concesiones administrativas de cualquier naturaleza u objeto y sobre cualquier clase de bienes, corporales o incorporales, raíces o muebles; Treinta y Dos/ Por cuenta propia o ajena, inscribir propiedad industrial, intelectual, nombres comerciales, marcas comerciales y modelos industriales; patentar inventos, deducir oposiciones o solicitar nulidades y, en general, efectuar todas las tramitaciones y actuaciones que sean procedentes en relación con esta materia; Treinta y Tres/ Conferir mandatos judiciales y extrajudiciales; Treinta y Cuatro/ En el orden judicial, los Mandatarios podrán representar al Mandante con amplísimas facultades, ya sea como demandante o como demandado, o en gestiones de jurisdicción voluntaria, tales como autorizaciones u otros, para cuyo efecto gozará en forma especial y determinada de todas y cada una de las atribuciones contenidas en los incisos primero y segundo del artículo séptimo del Código de Procedimiento Civil, que el Mandante declara conocer y da por reproducidas una a una.

Adicionalmente, y sin que signifique ninguna limitación a los poderes otorgados en la cláusula precedente, por el presente instrumento el Mandate otorga mandato gratuito y especial, pero tan amplio como en derecho sea procedente, a don LUIS FELIPE CORREA GONZÁLEZ, cédula nacional de identidad Nº 11.947.424-8, para que actuando individualmente pueda, a nombre y en representación del Mandante, ejercer las siguientes facultades:

Uno/ Representar al Mandante en todos los juicios y gestiones judiciales en que tenga interés o pueda llegar a tenerlo, ante cualquier tribunal ordinario, especial, arbitral, administrativo o de cualquiera otra naturaleza, así intervenga el Mandante como demandante, demandado o tercero de cualquiera especie, pudiendo ejercer toda clase de acciones, sean ellas ordinarias, ejecutivas, especiales, de jurisdicción no contenciosa o de cualquiera otra naturaleza. En el ejercicio de este poder judicial, el apoderado queda expresamente facultado para representar al Mandante con todas las facultades ordinarias y extraordinarias del mandato judicial, pudiendo desistirse en primera instancia de la acción entablada, contestar demandas, aceptar la demanda contraria, renunciar los recursos y los términos legales, transigir, absolver posiciones, comprometer, otorgar a los árbitros facultades de arbitradores, prorrogar jurisdicción, intervenir en gestiones de conciliación o avenimiento celebrar unas u otras, aprobar convenios, cobrar y percibir. En el desempeño del poder, el apoderado podrá nombrar abogados patrocinantes y apoderados con todas las facultades que, por este instrumento, se les confieren. Podrá el apoderado delegar los poderes conferidos, y reasumirlos cuantas veces lo estimen conveniente; Dos/ Representar al Mandante ante Banco Central de Chile, Comité de Inversiones Extranjeras, Servicio de Impuestos Internos, Tesorería General de la República, Ministerio de Economía, Fomento y Turismo, Contraloría General de la República, así como ante cualquier otra autoridad y poder público de Chile y del extranjero, centrales, regionales o comunales, sean autoridades políticas, administrativas y ante cualquier persona de derecho público o privado, Instituciones Fiscales, Semifiscales, de administración autónoma, Organismos, Servicios Públicos, pudiendo firmar las declaraciones, incluso obligatorias, formularios, presentaciones, informes, peticiones, suscribirlas, tramitarlas, aceptar modificaciones, realizar publicaciones, deducir acciones, oposiciones y recursos, sean estos judiciales o administrativos, plantear reclamaciones y/o reconsideraciones; desistirse de éstas y aquéllas, ya sea que estén relacionadas directa o indirectamente con los organismos, instituciones o personas ya mencionadas y gestionar cualquier otro documento que sea requerido por estas entidades o autoridades. Respecto de la representación ante el Servicio de Impuestos Internos, el apoderado estará facultado para realizar todas las gestiones y declaraciones que sean necesarias y para ser notificado a nombre del Mandante. La representación respecto de este último organismo se entenderá revocada únicamente al momento que el Servicio de Impuestos Internos tome conocimiento de la revocación o renuncia. Podrán el apoderado delegar los poderes conferidos, y reasumirlos cuantas veces lo estimen conveniente. Tres/ Delegar una o más de sus facultades en otras personas, y revocarlos cuantas veces lo estimen necesario.

Los Apoderados podrán delegar este poder en todo o en parte y reasumirlo cuantas veces lo estimen necesario.

Los derechos, poderes y autoridad para ejercer dichas facultades descritas anteriormente comenzarán y tendrán efecto desde el día indicado a continuación.

El presente instrumento se otorga en dos idiomas, castellano e inglés, pero la versión en castellano prevalecerá en caso de duda o inconsistencia entre ambas versiones. El presente instrumento, su contenido y el mandato descrito se rige por las leyes vigentes de Chile.

EN FE DE LO CUAL, el Mandante otorga este Poder General el día 20 de octubre de 2021, en la Ciudad Londres

/s/ Isidoro Ernesto Quiroga Moreno
Nombre: Isidoro Ernesto Quiroga Moreno